UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2013

PAN AMERICAN GOLDFIELDS LTD.

(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 — 570 Granville Street

Vancouver, BC, V6C 3P1

(Address of principal executive offices) (Zip Code)

(604) 681-1163

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders.

Pursuant to an Order Setting Meeting Date and Quorum Rule, which the Delaware Court of Chancery entered on March 1, 2013 (the “Order”), Pan American Goldfields Ltd. (the “Company”) held its annual meeting of stockholders on June 17, 2013 (the “Annual Meeting”). At the close of business on May 13, 2013, the record date of the Annual Meeting, the Company had 96,507,801 shares of common stock issued and outstanding.  On March 19, 2013, Emilio Alvarez, a stockholder associated with Vortex Capital Ltd. (“Vortex”), subsequently submitted a Stockholder Notice (the “Notice”) of his intention to nominate five individuals (the “Vortex Nominees”) at the Annual Meeting.  Mr. Alvarez and Vortex solicited proxies on behalf of the Vortex Nominees in advance of the Annual Meeting.  At the Annual Meeting, the Company questioned the Notice’s compliance with one of the Company’s Bylaw requirements for stockholder nominations and took the position at the meeting that the Notice did not comply with such Bylaw requirement and that the Vortex nominees were excluded from consideration at the Annual Meeting.  Vortex disputed the Company’s position and took the position that it submitted a valid Notice and asserted the nomination of the Vortex Nominees was valid and sufficient.

Following the Annual Meeting, the Company and Vortex entered into discussions to resolve the dispute and avoid litigation and, as a result, entered into a settlement agreement (the “Settlement Agreement”).  Among other things, the Settlement Agreement provides that the following persons, all of whom are Vortex Nominees, shall serve as directors and hold office for the terms designated, (i) Laurent Deydier to hold office until the 2014 Annual Meeting, (ii) Balbir Bindra and William R. Majcher to hold office until the 2015 Annual Meeting, and (iii) Emilio Alvarez and Bruno Le Barber to hold office until the 2016 Annual Meeting.  In addition, pursuant to the terms of the Settlement Agreement, Ricardo Ernesto Marcos Touche has been appointed to hold office until the 2014 Annual Meeting.  Accordingly, there is one vacancy in the class of directors holding office until the 2015 Annual Meeting.

Additionally, pursuant to the terms of the Settlement Agreement, Messrs. Neil Maedel, Hernan Celoririo, George Young, Randy Buchamer and Gary Parkinson agreed that they were no longer members of the Board of Directors of the Issuer (the “Board”) and each of Messrs. Maedel, Celoririo, Young, Buchamer and Parkinson entered into option and warrant exchange and share issuance agreements (the “Share Issuance Agreements”), pursuant to which they are to exchange warrants issued in connection with Board service for shares of the Company’s common stock.  Mr. Maedel also entered into a consulting agreement with the Company for a consulting fee of $5,000 per month for a term ending December 31, 2013.  Two of the Company’s director nominees at the Annual Meeting, Robert Knight and Ricardo Ernesto Marcos Touche, were not parties to the Settlement Agreement.  The terms of the Settlement Agreement, Share Issuance Agreements and Consulting Agreement remain subject to approval by the Board.

The holders of a total of 71,817,998 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date of the Annual Meeting.  Per Order, the Delaware Court of Chancery provided that any number of shares present in person or by proxy would constitute a quorum for purposes of the Annual Meeting.

The preliminary tally of votes of the inspector of election at the Annual Meeting, on the assumption that the Notice was valid and the nomination of the Vortex Nominees was submitted for a vote of stockholders at the Annual Meeting, shows that votes were cast in the election of directors as follows:

Election of Directors	For	Withheld
Company Nominees
George Young	23,447,610	48,925
Herman Celorrio	23,447,610	48,925
Randy Buchamer	23,447,610	48,925
Ricardo E. M. Touche	24,457,610	48,925
Robert Knight	22,964,710	531,825
Gary Parkison	23,447,610	48,925
Neil Maedel	23,447,610	48,925

Vortex Nominees
Laurent Deydier	42,928,487	0
Balbir Bindra	37,137,154	0
William R. Majcher	37,137,154	0
Emilio Alvarez	41,918,487	0
Bruno Le Barber	41,918,487	0

The following shows the results of the other proposals voted on at the Annual Meeting.

The appointment of Cowan, Gunteski & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014, was ratified by the indicated votes:

For	Against	Abstain
33,847,411	38,756	37,931,831

The stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers. The number of votes cast for and against and the number of abstentions were as follows:

For	Against	Abstain
27,363,924	899,257	38,161,841

The stockholders approved a non-binding advisory vote on the frequency of the advisory vote on executive compensation. The number of votes cast for and against, and the number of abstentions were as follows:

1 Year	2 Years	3 Years	Abstain
54,013,012	3,183,083	265,135	8,963,792

No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01 Other Events.

The descriptions of the Settlement Agreement, Share Issuance Agreements and Consultant Agreement in Item 5.07 are incorporated herein by reference.

The above description of the Settlement Agreement, Share Issuance Agreements and Consultant Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, the forms of which, are attached hereto as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Settlement Agreement, by and between the Company and the parties thereto.
99.2	Form of Share Issuance Agreement, by and between the Company and the parties thereto.
99.3	Form of Consulting Agreement, by and between the Company and Neil Maedel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: June 21, 2013	By:	/s/ Salil Dhaumya
Salil Dhaumya
Chief Financial Officer